EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in MediWound Ltd.’s Registration Statement on Form S-8 (No. 333-195517 and 333-210375) of our report dated February 21, 2017, with respect to the consolidated financial statements of MediWound Ltd. included in the Annual Report on Form 20-F of MediWound Ltd. for the year ended December 31, 2016.

Tel Aviv, Israel February 21, 2017	/s/ KOST, FORER, GABBAY & KASIERER KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global